NEWS RELEASE

CONTACT:
CONMED Corporation
Todd Garner
Chief Financial Officer
315-624-3317
ToddGarner@conmed.com

CONMED Corporation Announces Second Quarter 2018 Financial Results

Utica, New York, August 1, 2018 --- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Highlights

•	Sales of $212.8 million increased 7.9% year over year as reported and 7.4% in constant currency and as adjusted(1).
•	Domestic revenue increased 9.6% year over year as reported and 12.0% as adjusted(1).
•	International revenue increased 6.2% as reported and 2.9% in constant currency.
•	Gross margin (GAAP) increased 150 basis points and adjusted gross margin increased 190 basis points year over year to 54.6%.
•	Diluted net earnings per share (GAAP) were $0.30, compared to diluted net earnings per share (GAAP) of $0.22 in the second quarter of 2017, an increase of 36.4%.
•	Adjusted diluted net earnings per share(2) were $0.46 versus $0.41 in the second quarter of 2017, an increase of 12.2%.
•	The Company raises full-year 2018 constant-currency sales guidance.

“We are very pleased with our second quarter, as we achieved strong constant-currency revenue growth, significant gross margin expansion, and solid double-digit growth in profitability,” commented Curt R. Hartman, CONMED’s President and Chief Executive Officer. “Looking to the second half of the year, we are confident in our ability to build on this momentum and are increasing our revenue guidance. We remain focused on investing in our business, bringing innovative new products to market, and positioning CONMED for long-term revenue and earnings growth.”

Sales Analysis

For the quarter ended June 30, 2018, domestic sales, which represented 51.5% of total revenue, increased 9.6% on a reported basis, with growth in both General Surgery and Orthopedics. On January 1, 2018, the Company began adjusting its sales for administrative fees by recording these fees as a reduction of revenue under ASU No. 2014-09, Revenue from Contracts with Customers (“ASC 606”). For the second quarter of 2017, these administrative fees totaled $2.1 million. As a result, on an adjusted(1) basis, domestic sales increased 12.0% year over year.

International sales, which represented 48.5% of total revenue, increased 6.2% compared to the second quarter of 2017 on a reported basis. Foreign currency exchange rates, including the effects of the FX hedging program, had a positive impact of $3.3 million on second quarter sales. In constant currency, international sales increased 2.9% versus the prior-year period.

Earnings Analysis

For the quarter ended June 30, 2018, reported net earnings totaled $8.7 million, compared to reported net earnings of $6.1 million a year ago. Reported diluted net earnings per share were $0.30 in the quarter, compared to reported diluted earnings per share of $0.22 in the prior-year period. Reported net income for 2017 include restructuring costs, business acquisition costs, and legal costs. Reported net income for the second quarter of 2018 includes a tax expense of $0.3 million resulting from adjustments to the December 2017 tax balances related to the 2017 Tax Cuts and Jobs Act. The effect of each of these items on reported net income and reported diluted net earnings per share appears in the reconciliation of GAAP to non-GAAP measures below.

The Company excludes the costs of special items, including acquisitions, restructurings, legal matters, gains on the sale of assets, debt refinancings, amortization of intangible assets, net of tax, as well as adjustments to the December 2017 tax balances and provisional income tax effects of the 2017 Tax Cuts and Jobs Act, from its adjusted diluted net earnings per share. Excluding the impact of these items, adjusted net earnings(3) of $13.3 million increased 16.2% year over year, and adjusted diluted net earnings per share(2) of $0.46 increased 12.2% year over year. The increase in adjusted net earnings(3) resulted primarily from higher sales, the favorable impact of foreign exchange rates and a lower effective tax rate.

2018 Outlook

Based on current business trends, CONMED is raising its previously issued constant-currency sales guidance. The Company now expects full-year 2018 constant-currency sales growth in the range of 6% to 7%, compared to the previous range of 4.5% to 5.5%. Based on recent exchange rates, the positive impact to 2018 sales from foreign exchange is anticipated to be between 0 and 50 basis points, which is 100 basis points lower than the Company’s previously issued guidance.

Despite the less favorable currency impact, the Company continues to forecast full-year 2018 adjusted diluted net earnings per share in the range of $2.15 to $2.20. This represents growth over 2017 of approximately 14% to 16%. The adjusted diluted net earnings per share estimates for 2018 exclude the cost of special items, including acquisition costs, restructuring costs, and adjustments to the December 2017 tax balances and provisional income tax effects of the 2017 Tax Cuts and Jobs Act, which are estimated in the range of $1 to $2 million, net of tax, and amortization of intangible assets, which is estimated in the range of $16 to $18 million, net of tax.

Supplemental Financial Disclosures

(1) Adjusted net sales growth is measured in constant currency and is adjusted for administrative fees that the Company began recording as a reduction of revenue under ASC 606, Revenue from Contracts with Customers, effective January 1, 2018.

(2) A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

(3) A reconciliation of reported net income to adjusted net earnings, a non-GAAP financial measure, appears below.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its second quarter 2018 results.

To participate in the conference call, dial 844-889-7792 (domestic) or 661-378-9936 (international) and refer to the passcode 8037449.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Wednesday, August 1, 2018, until 7:30 p.m. ET on Wednesday, August 15, 2018. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) and enter the passcode 8037449.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery, thoracic surgery and gastroenterology. CONMED has a direct selling presence in 19 countries, and international sales constitute approximately 50% of the Company’s total sales. Headquartered in Utica, New York, the Company employs approximately 3,100 people. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and today’s conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risk factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and listed under the heading Forward-Looking Statements in the Company’s most recently filed Form 10-Q. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency and as adjusted for ASC 606; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted income tax expense; adjusted effective income tax rate; adjusted net earnings and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes percentage sales growth as adjusted for ASC 606 and in constant currency and the other adjusted measures described above are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

Net sales on an "adjusted" basis is a non-GAAP measure that presents net sales in "constant currency" and adjusts for the adoption impact of ASC 606. The Company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of net sales. In addition, the Company adjusts for the adoption impact of ASC 606. For GAAP purposes, the Company applied the modified retrospective transition approach, which requires certain costs previously included in selling and administrative expense and principally related to administrative fees paid to group purchasing organizations, to be recorded as a reduction of revenue for periods subsequent to January 1, 2018. Amounts reported in prior years remain unchanged with these administrative fees included in selling and administrative expense. To improve comparability between reporting periods, the Company assumed ASC 606 had been applied as of January 1, 2017 thereby reducing net sales by the administrative fees for both periods when calculating adjusted sales growth, adjusted gross margin, adjusted selling and administrative expense and adjusted operating income. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income, income tax expense, effective income tax rate, net income and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated Condensed Statements of Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net sales	$212,820	$197,154	$414,884	$383,720
Cost of sales	96,549	92,502	189,056	179,183
Gross profit	116,271	104,652	225,828	204,537
% of sales	54.6%	53.1%	54.4%	53.3%
Selling and administrative expense	89,604	83,828	174,172	178,589
Research & development expense	9,985	8,041	17,696	15,659
Income from operations	16,682	12,783	33,960	10,289
% of sales	7.8%	6.5%	8.2%	2.7%
Interest expense	5,091	4,398	9,909	8,518
Income before income taxes	11,591	8,385	24,051	1,771
Provision for income taxes	2,872	2,246	4,675	177
Net income	$8,719	$6,139	$19,376	$1,594

Basic EPS	$0.31	$0.22	$0.69	$0.06
Diluted EPS	0.30	0.22	0.67	0.06

Basic shares	28,075	27,891	28,059	27,894
Diluted shares	28,846	28,139	28,739	28,086

Sales Summary

(in millions, unaudited)

	Three Months Ended June 30,
			% Change
					Domestic		International
	2018	2017	As Reported	Adjusted (1)	As Reported	Adjusted (1)	As Reported	Adjusted (1)
Orthopedic Surgery	$110.1	$105.6	4.3%	2.8%	0.4%	2.1%	6.8%	3.2%
General Surgery	102.7	91.6	12.1%	12.9%	16.0%	18.9%	5.0%	2.3%
	$212.8	$197.2	7.9%	7.4%	9.6%	12.0%	6.2%	2.9%

Single-use Products	$171.8	$159.5	7.7%	7.5%	10.0%	12.9%	5.3%	2.0%
Capital Products	41.0	37.7	8.9%	7.1%	8.0%	8.0%	9.7%	6.3%
	$212.8	$197.2	7.9%	7.4%	9.6%	12.0%	6.2%	2.9%

Domestic	$109.7	$100.0	9.6%	12.0%
International	103.1	97.2	6.2%	2.9%
	$212.8	$197.2	7.9%	7.4%

	Six Months Ended June 30,
			% Change
					Domestic		International
	2018	2017	As Reported	Adjusted (1)	As Reported	Adjusted (1)	As Reported	Adjusted (1)
Orthopedic Surgery	$219.0	$209.3	4.6%	2.5%	1.1%	2.7%	6.9%	2.4%
General Surgery	195.9	174.4	12.3%	12.7%	13.4%	15.9%	10.3%	6.6%
	$414.9	$383.7	8.1%	7.1%	8.3%	10.4%	8.0%	3.7%

Single-use Products	$333.5	$309.2	7.9%	7.1%	7.7%	10.2%	8.1%	3.7%
Capital Products	81.4	74.5	9.2%	7.2%	11.0%	11.0%	7.5%	3.6%
	$414.9	$383.7	8.1%	7.1%	8.3%	10.4%	8.0%	3.7%

Domestic	$215.9	$199.4	8.3%	10.4%
International	199.0	184.3	8.0%	3.7%
	$414.9	$383.7	8.1%	7.1%

(1)	Adjusted net sales growth is measured in constant currency and is adjusted for administrative fees that the Company started to record as a reduction of revenue under ASU No. 2014-09, Revenue from Contracts with Customers ("ASC 606"), on January 1, 2018.

Reconciliation of Reported Net Income to Adjusted Net Earnings

(in thousands, except per share amounts, unaudited)

	Three Months Ended June 30, 2018
	Gross Profit	Selling & Administrative Expense	Operating Income	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$116,271	$89,604	$16,682	$2,872	24.8%	$8,719	$0.30
% of sales	54.6%	42.1%	7.8%
Tax reform (1)	—	—	—	(284)		284	0.01
	$116,271	$89,604	$16,682	$2,588		$9,003	$0.31
Gross profit %	54.6%
Amortization of intangible assets	$1,500	(4,197)	5,697	1,405		4,292	0.15
Adjusted net earnings		$85,407	$22,379	$3,993	23.1%	$13,295	$0.46
% of sales		40.1%	10.5%

	Three Months Ended June 30, 2017
	Gross Profit	Selling & Administrative Expense	Operating Income	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$104,652	$83,828	$12,783	$2,246	26.8%	$6,139	$0.22
% of sales	53.1%	42.5%	6.5%
Adoption of ASC 606 (2)	(2,101)	(2,101)	—	—		—	—
Restructuring costs (3)	303	(26)	329	128		201	0.01
Business acquisition costs (4)	—	(405)	405	158		247	0.01
Legal matters (5)	—	(2,465)	2,465	959		1,506	0.05
	$102,854	$78,831	$15,982	$3,491		$8,093	$0.29
Gross profit % (2)	52.7%
Amortization of intangible assets	$1,500	(3,685)	5,185	1,840		3,345	0.12
Adjusted net earnings (2)		$75,146	$21,167	$5,331	31.8%	$11,438	$0.41
% of sales (2)		38.5%	10.9%

(1)	In 2018, the Company recorded tax expense related to adjustments to December 2017 deferred tax balances as a result of the 2017 Tax Cuts and Jobs Act.
(2)	This guidance requires certain costs previously recorded in selling and administrative expense and principally related to administrative fees paid to group purchasing organizations, to be recorded as a reduction of revenue beginning in 2018. For GAAP purposes, 2017 costs remain in selling and administrative expense. For comparative purposes, the Company assumed ASC 606 had been applied as of January 1, 2017 thereby reducing net sales by the administrative fees for both periods when calculating gross profit and selling and administrative expense as a percent of sales.
(3)	In 2017, the Company restructured certain operating, sales, marketing and administrative functions and incurred severance and other related costs.
(4)	In 2017, the Company incurred integration related costs associated with the acquisition of SurgiQuest, Inc.
(5)	In 2017, the Company incurred litigation fees as a result of the unfavorable verdict in the Lexion vs. SurgiQuest, Inc. case and other legal matters.

Reconciliation of Reported Net Income to Adjusted Net Earnings

(in thousands, except per share amounts, unaudited)

	Six Months Ended June 30, 2018
	Gross Profit	Selling & Administrative Expense	Operating Income	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$225,828	$174,172	$33,960	$4,675	19.4%	$19,376	$0.67
% of sales	54.4%	42.0%	8.2%
Tax reform (1)	—	—	—	(585)		585	0.02
	$225,828	$174,172	$33,960	$4,090		$19,961	$0.69
Gross profit %	54.4%
Amortization of intangible assets	$3,000	(8,218)	11,218	2,758		8,460	0.30
Adjusted net earnings		$165,954	$45,178	$6,848	19.4%	$28,421	$0.99
% of sales		40.0%	10.9%

	Six Months Ended June 30, 2017
	Gross Profit	Selling & Administrative Expense	Operating Income	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$204,537	$178,589	$10,289	$177	10.0%	$1,594	$0.06
% of sales	53.3%	46.5%	2.7%
Adoption of ASC 606 (2)	(3,806)	(3,806)	—	—		—	—
Restructuring costs (3)	1,472	(1,348)	2,820	910		1,910	0.06
Business acquisition costs (4)	—	(892)	892	322		570	0.02
Legal matters (5)	—	(16,714)	16,714	5,423		11,291	0.40
	$202,203	$155,829	$30,715	$6,832		$15,365	$0.54
Gross profit % (2)	53.2%
Amortization of intangible assets	$3,000	(7,335)	10,335	3,661		6,674	0.24
Adjusted net earnings (2)		$148,494	$41,050	$10,493	32.3%	$22,039	$0.78
% of sales (2)		39.1%	10.8%

(1)	In 2018, the Company recorded tax expense related to adjustments to December 2017 deferred tax balances as a result of the 2017 Tax Cuts and Jobs Act.
(2)	This guidance requires certain costs previously recorded in selling and administrative expense and principally related to administrative fees paid to group purchasing organizations, to be recorded as a reduction of revenue beginning in 2018. For GAAP purposes, 2017 costs remain in selling and administrative expense. For comparative purposes, the Company assumed ASC 606 had been applied as of January 1, 2017 thereby reducing net sales by the administrative fees for both periods when calculating gross profit and selling and administrative expense as a percent of sales.
(3)	In 2017, the Company restructured certain operating, sales, marketing and administrative functions and incurred severance and other related costs.
(4)	In 2017, the Company incurred integration related costs associated with the acquisition of SurgiQuest, Inc.
(5)	In 2017, the Company incurred litigation fees as a result of the unfavorable verdict in the Lexion vs. SurgiQuest, Inc. case and other legal matters.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net income	$8,719	$6,139	$19,376	$1,594
Provision for income taxes	2,872	2,246	4,675	177
Interest expense	5,091	4,398	9,909	8,518
Depreciation	4,504	4,892	9,006	9,758
Amortization	10,483	9,124	20,971	17,921
EBITDA	$31,669	$26,799	$63,937	$37,968

Stock based compensation	2,650	2,266	4,953	4,221
Restructuring costs	—	329	—	2,820
Business acquisition costs	—	405	—	892
Legal matters	—	2,465	—	16,714
Adjusted EBITDA	$34,319	$32,264	$68,890	$62,615

EBITDA Margin
EBITDA	14.9%	13.6%	15.4%	9.9%
Adjusted EBITDA	16.1%	16.5%	16.6%	16.5%